Exhibit 10.1.12

THIRTEENTH AMENDMENT TO THE

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT OF

THE MACERICH PARTNERSHIP, L.P.

THIS THIRTEENTH AMENDMENT (the “Amendment”) TO THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT DATED AS OF MARCH 16, 1994, AMENDED AS OF AUGUST 14, 1995, FURTHER AMENDED AS OF JUNE 27, 1997, FURTHER AMENDED AS OF NOVEMBER 16, 1997, FURTHER AMENDED AS OF FEBRUARY 25, 1998, FURTHER AMENDED AS OF FEBRUARY 26, 1998, FURTHER AMENDED AS OF JUNE 17, 1998, FURTHER AMENDED AS OF DECEMBER 23, 1998, FURTHER AMENDED AS OF NOVEMBER 9, 2000, FURTHER AMENDED AS OF JULY 26, 2002, FURTHER AMENDED AS OF OCTOBER 26, 2006, FURTHER AMENDED AS OF MARCH 16, 2007 AND FURTHER AMENDED AS OF APRIL 30, 2009 (the “Agreement”) OF THE MACERICH PARTNERSHIP, L.P. (the “Partnership”) is dated effective as of October 29, 2009. All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Agreement.

WHEREAS, Section 12.1(c) of the Agreement permits The Macerich Company, the general partner of the Partnership (the “General Partner”), without the consent of the Limited Partners, to amend the Agreement, among other things, to reflect a change that does not adversely affect the Limited Partners; and

WHEREAS, the General Partner desires by this Amendment to amend the Agreement as of the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner hereby amends the Agreement as follows:

1.             Amendment to the Agreement

The General Partner, as general partner of the Partnership and as attorney-in-fact for its Limited Partners, hereby amends the Agreement as follows:

A.    The Glossary of Defined Terms of the Agreement is amended by striking the following definition:

“Ineligible Unit” has the meaning set forth in Section 3.10 of the Allocations Exhibit

B.    Section 3.10(a) is amended by replacing the existing text with the following:

(a) After giving effect to the special allocations set forth in Sections 3.1 through 3.9 hereof, and the allocations of Net Income (including, for the avoidance of doubt, Liquidating Gains that are a component of Net Income) under Subsections 2.1(a) through (e) above, but before allocations of Net Income are made under Section 2.1(f) above, any remaining Liquidating Gains shall first be allocated to the holders of LTIP

Units until the Economic Capital Account Balances of such holders, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their LTIP Units (with respect to each holder, the “ Target Balance “). If not all LTIP Units are fully booked up, Liquidating Gains shall be allocated among LTIP Units in a manner reasonably determined by the General Partner. For the avoidance of doubt, Liquidating Gains allocated with respect to an LTIP Unit pursuant to this Section 3.10(a) shall reduce (but not below zero) the Book-Up Target for such LTIP Unit

2.             Continuation of the Agreement

The Agreement and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Agreement and this Amendment were contained in one document.  Any provisions of the Agreement not amended by this Amendment shall remain in full force and effect as provided in the Agreement immediately prior to the date hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date first above written.

GENERAL PARTNER:

THE MACERICH COMPANY

By:	/s/ Richard A. Bayer
Name: Richard A. Bayer
Title: Senior Executive Vice President, Chief Legal Officer and Secretary